N E W S      R E L E A S E

Contacts:	John S. Penshorn
Director of Capital Markets
Communications & Strategy
952-936-7214

Patrick J. Erlandson
Chief Financial Officer
952-936-5901

(For Immediate Release)

UNITEDHEALTH GROUP REPORTS RECORD
FOURTH QUARTER AND FULL YEAR EARNINGS
OF $1.20 AND $4.25 PER SHARE

•	Fourth Quarter Operating Earnings Up 37%	•	Full Year Operating Earnings Grew 32%
•	Fourth Quarter Operating Margin Reached 9.1%	•	Full Year Operating Margin At 8.7%
•	Fourth Quarter FAS No. 142 EPS Up 45%	•	Full Year FAS No. 142 EPS Up 38%
•	Fourth Quarter EPS Rose 58%	•	Full Year EPS Rose 52%
•	Fourth Quarter Cash Flows of $760 Million	•	Full Year Cash Flows Exceeded $2.4 Billion

MINNEAPOLIS (January 23, 2003) — UnitedHealth Group (NYSE: UNH) achieved record revenues and earnings in the quarter and full year ended December 31, 2002, reported Chairman and CEO William W. McGuire, M.D. today. Fourth quarter and full year results were driven by strong performance across the operating businesses that compose UnitedHealth Group .

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Quarterly and Annual Financial Performance

	Three Months Ended			Year Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2002	2002	2001	2002	2001

Revenues	$6.68 billion	$6.25 billion	$6.02 billion	$25.02 billion	$23.45 billion
Earnings From Operations	$609 million	$572 million	$421 million	$2,186 million	$1,566 million
Operating Margin	9.1%	9.2%	7.0%	8.7%	6.7%
FAS No. 142 Comparative Basis
Earnings From Operations			$445 million		$1,659 million
Operating Margin			7.4%		7.1%

On January 1, 2002, Financial Accounting Standard (FAS) No. 142 became effective, eliminating strictly on a prospective basis the amortization of goodwill and other indefinite-lived intangible assets. Accordingly, results of periods reported prior to January 1, 2002 reflect amortization, and results subsequent to that date do not reflect amortization. The financial schedules accompanying this press release report the 2001 results as required by generally accepted accounting principles. To enhance analysis and comparability, a supplemental table provides comparably adjusted results at the reporting business segment level for all quarters of 2001. This adjustment added $93 million in operating income and $89 million in net income, or $0.28 in diluted net earnings per share, to 2001 full year results (7 cents per quarter) on a FAS No. 142 comparative basis. No other adjustments have been made. All ratios and computations described in this earnings report are on a FAS No. 142 comparative basis unless otherwise described.

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UnitedHealth Group Highlights

•	Fourth quarter net earnings per share of $1.20 increased 45 percent from $0.83 in the fourth quarter of 2001, and improved 8 cents or 7 percent from the third quarter of 2002. On an as-reported basis, fourth quarter earnings per share increased 58 percent from $0.76 per share in 2001.

•	Full year net earnings per share of $4.25 increased 38 percent from $3.07 in 2001. As reported, full year earnings per share increased 52 percent from $2.79 per share in 2001.

•	Fourth quarter net income increased to $379 million, up $109 million or 40 percent year-over-year. As reported, net income increased by $132 million or 53 percent over the fourth quarter 2001 result. Full year net income advanced to $1.35 billion, up $350 million or 35 percent, and as-reported net income increased by $439 million or 48 percent from $913 million in 2001.

•	Fourth quarter revenues increased $662 million or 11 percent year-over-year to $6.7 billion, reflecting balanced growth and expansion across the company. Revenues for full-year 2002 increased $1.6 billion or 7 percent to $25.0 billion.

•	Full year investment income of $220 million decreased $61 million or 22 percent year-over-year due to a reduced interest rate environment as well as realized net capital losses of $18 million in 2002, as compared to realized net capital gains of $11 million in 2001.

•	Earnings from operations increased to $609 million in the fourth quarter, up $164 million or 37 percent over the prior year, and up $37 million or 6 percent sequentially. Full year earnings from operations of $2.2 billion advanced 32 percent over 2001 results and 40 percent on an as-reported basis.

•	Fourth quarter cash flows from operations of $760 million increased 111 percent from the fourth quarter of 2001. Cash flows from operations exceeded $2.4 billion for the full year, advancing 31 percent year-over-year.

•	Excluding the AARP division of Ovations,

-	December 31, 2002 receivables decreased $16 million or 3 percent on a sequential quarter basis to $541 million, and were down $34 million or 6 percent year-over-year. For the same time period, quarterly revenues increased $625 million or 12 percent.

-	Medical payables increased $71 million in the fourth quarter, standing at $2.8 billion at December 31, 2002, up $255 million or 10 percent from December 31, 2001. Medical cost days payable increased from 65 at December 31, 2001 to 66 at year-end 2002. Medical cost days payable were in line with recent quarters’ results and reflected the inclusion of AmeriChoice and accelerated year-end payments.

•	The company purchased 4.0 million shares of its common stock during the fourth quarter, bringing the full year repurchase total to approximately 22.3 million shares at an average per-share price of $82.

•	Fourth quarter annualized return on equity reached 34.5 percent, up from a 28.4 percent return in the quarter ended December 31, 2001. On a full year basis, the company achieved a 33.0 percent return on equity, up from 26.8 percent in 2001.

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Closing Comment

“We are realizing the ongoing benefits of increasing operational advantages in services, systems, connectivity and health informatics that are driving market share gains and margin improvements. These will support a continuation of strong overall performance in 2003,” Dr. McGuire concluded. “We project continued sequential quarterly earnings gains in 2003 and now expect full year earnings per share to grow around 22 percent above the record $4.25 per share earned last year.”

Business Description

UnitedHealth Group is a diversified health and well-being company that provides a broad spectrum of resources and services to help people improve their health and well-being through all stages of life. Consolidated UnitedHealth Group operating results include the operating performance of the company’s four reportable business segments — Health Care Services (which includes the results of UnitedHealthcare, AmeriChoice and Ovations), Uniprise, Specialized Care Services and Ingenix.

Forward-Looking Statements

Statements that UnitedHealth Group may publish, including those in this announcement, that are not strictly historical are “forward-looking” statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause actual results and corporate developments to differ materially from those expected. Factors that could cause results and developments to differ materially from expectations include, without limitation, the effects of state and federal regulations, the effects of acquisitions and divestitures, and other risks described from time to time in each of UnitedHealth Group’s SEC reports including quarterly reports on Form 10-Q, annual reports on Form 10-K, and reports on Form 8-K.

Earnings Conference Call

As previously announced, UnitedHealth Group will discuss the company’s fourth quarter results, strategy and future outlook on a conference call with investors today at 8:45 a.m. EST. UnitedHealth Group will host a live webcast of this conference call from the company’s Web site (http://www.unitedhealthgroup.com). The conference call webcast is open to all interested parties.

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Business Description — Health Care Services

The Health Care Services segment consists of the UnitedHealthcare, AmeriChoice and Ovations business units. UnitedHealthcare coordinates network-based health and well-being services on behalf of local employers and consumers. AmeriChoice facilitates and manages health care services for state Medicaid programs and their beneficiaries. Ovations delivers health and well-being services to Americans over the age of 50, including the administration of supplemental health insurance coverage on behalf of AARP.

Quarterly and Annual Financial Performance

	Three Months Ended			Year Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2002	2002	2001	2002	2001

Revenues	$5.78 billion	$5.39 billion	$5.24 billion	$21.64 billion	$20.49 billion
Earnings From Operations	$384 million	$358 million	$248 million	$1,336 million	$944 million
Operating Margin	6.6%	6.6%	4.7%	6.2%	4.6%
FAS No. 142 Comparative Basis
Earnings From Operations			$258 million		$982 million
Operating Margin			4.9%		4.8%

Key Developments for Health Care Services

•	Fourth quarter Health Care Services operating earnings of $384 million increased $126 million or 49 percent year-over-year and $26 million or 7 percent sequentially.

•	On a full year basis, the Health Care Services segment increased earnings from operations to $1.3 billion, up $354 million or 36 percent over 2001 results. Earnings growth was driven by strong results from a diverse group of business units, including the AmeriChoice Medicaid business, the various Ovations senior consumer health services platforms, and UnitedHealthcare’s small business and medium-sized employer units.

•	Business growth and appropriate pricing and product mix, coupled with operations-based productivity gains, created 140 basis points of year-over-year operating margin expansion in 2002. Fourth quarter operating margin reached 6.6 percent, above the full year margin of 6.2 percent.

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Key Developments for UnitedHealthcare

•	Fourth quarter revenues of $4.6 billion increased 12 percent year-over-year on a reported basis. On a same-store basis — which excludes the effects of pull-backs in Medicare +Choice and mid-sized risk-based multi-carrier accounts, and acquisitions — fourth quarter revenues advanced 15 percent over the prior year. UnitedHealthcare full year revenues increased by $778 million to $17.0 billion.

•	UnitedHealthcare increased the number of people served in the commercial marketplace by 230,000 in 2002.

•	UnitedHealthcare achieved an 18 percent enrollment growth rate in fee-based products, adding 410,000 people in the past year, including 85,000 new individuals in the fourth quarter.

•	UnitedHealthcare’s commercial risk-based enrollment increased by 50,000 or 1 percent, during the quarter, and decreased by 180,000 or 3 percent from December 31, 2001. Full year growth of 170,000 for insured products was more than offset by withdrawals from multi-carrier full-risk programs, a market segment where UnitedHealthcare has reduced its participation.

•	UnitedHealthcare management estimates that January 2003 commercial consumers served will be up from the December 2002 total, with solid growth in fee-based and targeted risk-based business partially offset by continued contraction in multi-carrier risk-based offerings for the mid-sized employer market.

•	The fourth quarter commercial medical care ratio of 81.5 percent decreased significantly from the fourth quarter 2001 ratio of 83.9 percent and increased slightly from 80.9 percent in the third quarter of 2002. These changes were consistent with company expectations relative to product and customer mix, care management efforts and benefit offerings selected by employers.

•	UnitedHealthcare fourth quarter results included a solid earnings contribution from AmeriChoice, consistent with management expectations.

Key Developments for Ovations

•	Ovations reported revenues of $1.2 billion in the fourth quarter, which represents an increase of $58 million or 5 percent year-over-year and is consistent with revenues in the third quarter of 2002. For full year 2002, Ovations grew revenues by 9 percent to $4.6 billion.

•	Consumer participation in currently marketed Medicare supplement products, which are managed by Ovations on behalf of AARP, continued to accelerate, posting a record year-over-year growth rate of 14 percent, up 190,000 members. Year-end aggregate AARP product participation was up sizably for the first time in many years.

•	Full year earnings from operations for Ovations, which are included within Health Care Services operating income, increased by more than 30 percent in 2002 due to overall revenue growth and operating margin expansion.

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Business Description

Uniprise provides network-based health and well-being services, business-to-business transaction processing services, consumer connectivity, and technology support services to large employers and health plans.

Quarterly and Annual Financial Performance

	Three Months Ended			Year Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2002	2002	2001	2002	2001

Revenues	$699 million	$698 million	$619 million	$2.71 billion	$2.46 billion
Earnings From Operations	$128 million	$128 million	$97 million	$509 million	$374 million
Operating Margin	18.3%	18.3%	15.7%	18.8%	15.2%
FAS No. 142 Comparative Basis
Earnings From Operations			$104 million		$402 million
Operating Margin			16.8%		16.3%

Key Developments

•	Uniprise revenues increased $80 million or 13 percent over fourth quarter 2001 and $251 million or 10 percent for full year 2002, reaching $699 million and $2.7 billion for the respective periods.

•	At year end, Uniprise directly served 8.6 million people, having added 670,000 new individuals in 2002, representing 8 percent growth in consumers served.

•	Uniprise management estimates it will add more than 700,000 net new consumer clients in the month of January 2003.

•	The combination of top-line growth and productivity-driven margin expansion lifted fourth quarter operating income to $128 million, which represents an increase of $24 million or 23 percent year-over-year and is stable with results in the third quarter of 2002.

•	Full year 2002 operating margin expanded 250 basis points over 2001 results, on top of 150 basis points of margin expansion in 2001. Full year operating income of $509 million grew 27 percent in 2002.

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Business Description

Specialized Care Services offers a comprehensive array of specialized benefits, networks, services and resources to help consumers improve their health and well-being.

Quarterly and Annual Financial Performance

	Three Months Ended			Year Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2002	2002	2001	2002	2001

Revenues	$386 million	$381 million	$326 million	$1.51 billion	$1.25 billion
Earnings From Operations	$79 million	$73 million	$56 million	$286 million	$214 million
Operating Margin	20.5%	19.2%	17.2%	19.0%	17.1%
FAS No. 142 Comparative Basis
Earnings From Operations			$58 million		$220 million
Operating Margin			17.8%		17.5%

Key Developments

•	Fourth quarter revenues rose to $386 million, up $60 million or 18 percent year-over-year, and up $5 million or 1 percent from the third quarter of 2002.

•	Strong demand for service offerings from both traditional businesses and new services drove revenues up 20 percent for full year 2002 to $1.5 billion.

•	Fourth quarter operating earnings of $79 million increased $21 million or 36 percent year-over-year, and $6 million or 8 percent sequentially in the fourth quarter of 2002. On a full year basis, earnings grew $66 million, up 30 percent year-over-year, to $286 million in 2002.

•	The operating margin expanded to a record 20.5 percent in the fourth quarter as productivity gains offset year-over-year changes in business mix toward higher revenue, lower margin offerings. On a full year basis, the operating margin of 19.0 percent expanded 150 basis points over 2001 results.

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Business Description

Ingenix is an international leader in the field of health care data, analysis and application. The company serves multiple health care market segments on a business-to-business basis, including pharmaceutical companies, health insurers and other payers, care providers, large employers and governments.

Quarterly and Annual Financial Performance

	Three Months Ended			Year Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2002	2002	2001	2002	2001

Revenues	$155 million	$118 million	$137 million	$491 million	$447 million
Earnings From Operations	$18 million	$13 million	$20 million	$55 million	$48 million
Operating Margin	11.6%	11.0%	14.6%	11.2%	10.7%
FAS No. 142 Comparative Basis
Earnings From Operations			$25 million		$69 million
Operating Margin			18.2%		15.4%

Key Developments

•	Ingenix revenues increased $18 million, or 13 percent year-over-year, to $155 million in the fourth quarter of 2002, and $37 million or 31 percent sequentially. Ingenix fourth quarter revenues experienced a traditional seasonal pick-up for Ingenix Health Intelligence content products and software, moderated by a low level of sequential revenue growth in the Ingenix Pharmaceutical Services business.

•	On a full year basis, Ingenix increased its revenues by $44 million or 10 percent, driven by a 28 percent increase in Ingenix Health Intelligence revenue partially offset by a year-over-year reduction in revenue from Ingenix Pharmaceutical Services.

•	Ingenix Pharmaceutical Services management estimates it will end January 2003 with more than 80 percent of its contract research organization business unit’s budgeted revenue for 2003 booked in backlog, up sharply from 55 percent on September 30, 2002.

•	The segment’s fourth quarter earnings from operations of $18 million represented a 28 percent decline year-over-year from the fourth quarter of 2001. Full year 2002 earnings of $55 million decreased $14 million or 20 percent from $69 million in 2001. Research project deferrals and cancellations in the pharmaceutical services business reduced fourth quarter and full year results.

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UNITEDHEALTH GROUP

Earnings Release Schedules and Supplementary Information
Quarter Ended December 31, 2002

- Consolidated Statements of Operations

- Condensed Consolidated Balance Sheets

- Condensed Consolidated Statements of Cash Flows

- Segment Financial Information

- Franchise Profile — Health Care Services and Uniprise

UNITEDHEALTH GROUP
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,

	2002	2001 (a)	2002	2001 (a)

REVENUES
Premiums	$5,868	$5,266	$21,906	$20,683
Services	759	690	2,894	2,490
Investment and Other Income	55	64	220	281

Total Revenues	6,682	6,020	25,020	23,454

COSTS
Medical Costs	4,830	4,479	18,192	17,644
Operating Costs	1,172	1,050	4,387	3,979
Depreciation and Amortization (a)	71	70	255	265

Total Costs	6,073	5,599	22,834	21,888

EARNINGS FROM OPERATIONS	609	421	2,186	1,566
Interest Expense	(22)	(24)	(90)	(94)

EARNINGS BEFORE INCOME TAXES	587	397	2,096	1,472
Provision for Income Taxes	(208)	(150)	(744)	(559)

NET EARNINGS	$379	$247	$1,352	$913

BASIC NET EARNINGS PER COMMON SHARE	$1.26	$0.79	$4.46	$2.92

DILUTED NET EARNINGS PER COMMON SHARE	$1.20	$0.76	$4.25	$2.79

Weighted-Average Common Shares Outstanding, Assuming Dilution	315.1	323.3	318.1	326.8

(a)	2001 results include amortization expense associated with goodwill and other indefinite-lived intangible assets. Pursuant to Financial Accounting Standard (FAS) No. 142, which we adopted effective January 1, 2002, goodwill and other indefinite-lived intangible assets are no longer amortized.

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	December 31,	December 31,
	2002	2001

ASSETS
Cash and Short-Term Investments	$1,831	$1,810
Receivables, net	835	856
Other Current Assets	2,508	2,280

Total Current Assets	5,174	4,946
Long-Term Investments	4,498	3,888
Other Long-Term Assets	4,492	3,652

Total Assets	$14,164	$12,486

LIABILITIES AND SHAREHOLDERS’ EQUITY
Medical Costs Payable	$3,741	$3,460
Commercial Paper and Current Maturities of Long-Term Debt	811	684
Other Current Liabilities	3,827	3,347

Total Current Liabilities	8,379	7,491
Long-Term Debt, less current maturities	950	900
Deferred Income Taxes and Other Liabilities	407	204
Shareholders’ Equity	4,428	3,891

Total Liabilities and Shareholders’ Equity	$14,164	$12,486

     The table below summarizes certain balance sheet data excluding AARP related amounts.

	December 31, 2002	December 31, 2001

Receivables, net	$541	$575
Other Current Assets	$463	$398
Other Current Liabilities	$2,381	$2,051
Medical Costs Payable	$2,848	$2,593
Days Medical Costs in Medical Costs Payable	66	65

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Year Ended December 31,

	2002	2001

Operating Activities
Net Earnings	$1,352	$913
Noncash Items:
Depreciation and amortization	255	265
Deferred income taxes and other	213	40
Net changes in operating assets and liabilities	603	626

Cash Flows From Operating Activities	2,423	1,844

Investing Activities
Cash paid for acquisitions	(302)	(92)
Purchases of property, equipment and capitalized software	(419)	(425)
Net sales and maturities/(purchases) of investments	(670)	(621)

Cash Flows Used For Investing Activities	(1,391)	(1,138)

Financing Activities
Common stock repurchases	(1,815)	(1,129)
Net change in commercial paper and debt	177	375
Other, net	196	169

Cash Flows Used For Financing Activities	(1,442)	(585)

(Decrease) Increase in cash and cash equivalents	(410)	121
Cash and cash equivalents, beginning of period	1,540	1,419

Cash and cash equivalents, end of period	$1,130	$1,540

UNITEDHEALTH GROUP
SEGMENT FINANCIAL INFORMATION
(in millions, unaudited)

REVENUES

	Three Months Ended December 31,			Year Ended December 31,

	2002		2001	2002		2001

UnitedHealthcare	$4,617	(b)	$4,127	$17,015	(b)	$16,237
Ovations	1,166		1,108	4,629		4,257

Health Care Services	5,783		5,235	21,644		20,494
Uniprise	699		619	2,713		2,462
Specialized Care Services	386		326	1,509		1,254
Ingenix	155		137	491		447
Corporate and eliminations	(341)		(297)	(1,337)		(1,203)

Total Consolidated	$6,682		$6,020	$25,020		$23,454

EARNINGS FROM OPERATIONS

	Three Months Ended December 31,			Year Ended December 31,

		2001			2001

	2002	Reported	Adjusted (a)	2002	Reported	Adjusted (a)

Health Care Services	$384	$248	$258	$1,336	$944	$982
Uniprise	128	97	104	509	374	402
Specialized Care Services	79	56	58	286	214	220
Ingenix	18	20	25	55	48	69

Total Operating Segments	609	421	445	2,186	1,580	1,673
Corporate (c)	—	—	—	—	(14)	(14)

Total Consolidated	$609	$421	$445	$2,186	$1,566	$1,659

(a)	Adjusted to exclude amortization expense associated with goodwill and other indefinite-lived intangible assets. Pursuant to Financial Accounting Standard (FAS) No. 142, which we adopted effective January 1, 2002, goodwill and other indefinite-lived intangible assets are no longer amortized.

(b)	Includes approximately $240 million of revenues from AmeriChoice, acquired effective September 30, 2002.

(c)	Corporate includes certain company-wide costs associated with core process improvement initiatives and net expenses from charitable contributions to UnitedHealth Foundation.

HEALTH CARE SERVICES AND UNIPRISE
FRANCHISE PROFILE
(individuals in thousands)
(unaudited)

	December	September		June	December
	2002	2002		2002	2001

Health Care Services Commercial:
Insured	5,070	5,020		5,000	5,250
Fee-based	2,715	2,630		2,585	2,305

Total Health Care Services Commercial	7,785	7,650		7,585	7,555
Uniprise	8,640	8,660		8,635	7,970

Total Commercial	16,425	16,310		16,220	15,525

Health Care Services Government Programs:
Medicare	225	220		225	345
Medicaid	1,030	650	(a)	640	640

Total Health Care Services Government Programs	1,255	870		865	985

(a)	Excludes approximately 360,000 individuals served by AmeriChoice which was acquired effective September 30, 2002.